UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2013

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 28, 2013, the Delaware Court of Chancery approved the settlement entered into by Google Inc., its board of directors and the plaintiffs in the class action captioned In Re: Google Inc. Class C Shareholder Litigation, Civil Action No. 7469-CS. Sections 2 and 3 of the Stipulation of Compromise and Settlement that was previously filed with the Court of Chancery on August 2, 2013 contain the definitions and terms of the parties’ proposed settlement and are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference. The Court approved the terms as stipulated to by the parties except that the Court (1) reduced the proposed award for the plaintiffs’ attorneys’ fees and reimbursement of litigation expenses from $25 million to $8.5 million, plus expenses; and (2) asked the parties to clarify the language in Section 3.1(b) regarding the legal standard to be applied to any judicial review of any waiver, modification, amendment, or supplementation of the Transfer Restriction Agreement. The parties plan to file a Revised Stipulation of Compromise and Settlement with the Court shortly and expect the Court to issue its Order and Final Judgment shortly thereafter.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Terms of Settlement of In Re: Google Inc. Class C Shareholder Litigation (Consol. C.A. No. 7469-CS)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: October 30, 2013	/s/ Kent Walker
Kent Walker
Senior Vice President and General Counsel